UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 14, 2006

Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

World Headquarters	15650-0231
1600 Technology Way	(Zip code)
P.O. Box 231
Latrobe, Pennsylvania

(Address of principal executive offices)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.
Item 9.01	Financial Statements and Exhibits
EX-10.1

Item 1.01 Entry Into a Definitive Material Agreement.
     On March 14, 2006, Kennametal Inc. (the “Company”) entered into a success agreement (the “Agreement”) with Michael P. Wessner, its Vice President and President, J&L Industrial Supply, in connection with the transactions contemplated under the Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, its wholly-owned subsidiary, JLK Direct Distribution, Inc., MSC Industrial Direct Co., Inc., and its wholly-owned subsidiary, MSC Acquisition Corp. VI (the “Buyer”) filed as Exhibit 2.1 to the Company’s 8-K dated March 16, 2006.
     The Agreement provides for Mr. Wessner’s receipt of an incentive payment equal to $1,794,000 upon the closing of the transactions contemplated under the Stock Purchase Agreement. In addition, upon closing, the Agreement provides for (i) the immediate vesting of all stock options held by Mr. Wessner; (ii) the immediate vesting of all restricted stock awards for which vesting can be accelerated; and (iii) a cash payment equal to the value of restricted stock for which vesting cannot be accelerated. The incentives set forth in the Agreement are in lieu of any amounts owed Mr. Wessner under the Company’s Prime Bonus Plan for fiscal year 2006.
     The Agreement also provides severance protection in certain circumstances. In the event that (i) the Buyer does not make Mr. Wessner a qualified employment offer and his employment with the Buyer does not commence or is terminated within one year of closing; or (ii) employment with the Buyer is involuntarily terminated by Buyer within one year of the closing; or (iii) there is a substantial diminution of duties or a material reduction in aggregate compensation followed by a termination by Buyer or Mr. Wessner within one year of the closing, then the Company will pay Mr. Wessner a severance amount equal to $1,131,500, less any amount of severance paid by Buyer.
     The Agreement contains non-competition and non-solicitation restrictive covenants that apply for two years following the closing, and requires Mr. Wessner to preserve the confidentiality of information obtained in the context of his employment by the Company or its affiliates.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1	Letter Agreement dated March 14, 2006 by and between Kennametal Inc. and Michael Wessner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.

Registrant

Date: March 20, 2006	By:	/s/ David W. Greenfield

David W. Greenfield Vice President, Secretary and General Counsel